SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 29, 2014

CANNABIS THERAPY CORP.
(Exact name of registrant as specified in its charter)

Nevada	005-87668	26-1973257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4450 Arapahoe Avenue Suite 100 Boulder, CO	80303
(Address of principal executive offices)	(Zip Code)

303.415.2557
(Registrant’s telephone number, including area code)

(Former name and address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2014, through our wholly-owned subsidiary, Peak BioPharma Corp., we entered into a License Agreement (the “License Agreement”) with Canna-Pet, LLC, (“Licensor”) a Washington limited liability corporation engaged in the business of producing and selling medical cannabis products which are intended exclusively for consumption by pets and are made from hemp and low tetrahydrocannabinol (“THC”) cannabis plants. Licensor is a global provider of phychoactivity free therapies for pets. Its products are available over the counter and do not require medical prescriptions or authorization. Licensor owns the brand name “Canna-Pet” and certain related intellectual property including, but not limited to, trademarks and copyrights, formulations, recipes, production processes and systems, websites, domain names, customer lists, supplier lists, trade secrets and know-how, and other related intellectual property (collectively, the “Licensed Intellectual Property”), used by Licensor in the conduct of its business. Pursuant to the License Agreement, Licensor granted us a perpetual, exclusive, world-wide license to use the Licensed Intellectual Property in conjunction with our business as well as the right to sublicense the Licensed Intellectual Property to third parties.

In consideration of the grant of the license, we have agreed to pay Licensor license fees in the form of royalty payments calculated on the basis of gross proceeds received by us from sales of products manufactured, marketed or sold by us utilizing the Licensed Intellectual Property or any subsequently developed intellectual property which is jointly owned by us and Licensor.

The royalty will be calculated and paid by us on a quarterly basis using calendar quarters ending March 31, June 30, September 30, and December 31 each year and will be equal to fifteen percent (15%) of the first $1,000,000 of gross proceeds received by us during the quarter and ten percent (10%) on gross proceeds in excess of $1,000,000 received by us during the quarter. On or before the date, which is 45 days following the end of each calendar quarter, we will calculate the amount of the royalty due to Licensor for that quarter and will make payment in full of such amount to Licensor. For purposes of calculating the amount of royalty due for each quarter, “gross proceeds” will not include amounts received by us as payments for any and all taxes, duties, governmental charges, sales expenses, freight or shipping charges, and the like.

Commencing in 2015, we have agreed to pay Licensor guaranteed minimum royalty amounts based upon the gross proceeds received by us from the sale of products (the “License Based Product”) utilizing the Licensed Intellectual Property or subsequently developed jointly owned intellectual property. The guaranteed minimum royalty payments are as follows:

Time Period	Minimum Annual License Fee
January 1, 2015 through December 31, 2015	(1)
January 1, 2016 through December 31, 2016	(2)
January 1, 2017 through December 31, 2017	(2)
January 1, 2018 through December 31, 2018	(2)
January 1, 2019 through December 31, 2019	(2)
January 1, 2020 through December 31, 2020, and all succeeding years	(3)
_____________
(1) Calculated based on gross proceeds equal to twice the verifiable sales of License Based Products for the calendar year ended December 31, 2014, with royalties equal to 15% on gross proceeds of up to $4,000,000 for the year and 10% on gross proceeds in excess of $4,000,000.

(2) Calculated based on gross proceeds equal to 115% of the amount of gross proceeds used to calculate the minimum royalty for the prior calendar year ended December 31.

(3) The minimum annual royalty payment for the calendar year beginning January 1, 2020 and for all subsequent calendar years will be equal to the minimum annual royalty payment calculated for the calendar year ended December 31, 2019.

All royalty payments made by us during any calendar year will be credited against the minimum annual royalty amounts due and payable by us for such year. In the event that the aggregate amount of royalties payable by us for any calendar year are not sufficient to satisfy our minimum annual royalty payment obligation for that year, we will be obligated to pay the unpaid balance of the minimum royalty amount to Licensor on or before February 28 of the following year.

Licensor has agreed to defend, at its own expense, any action against Licensor or us based on a claim that the Licensed Intellectual Property infringes a US or foreign patent, a US or foreign copyright or involves misappropriation of a trade secret.

The License Agreement may be terminated

•	by mutual consent of us and Licensor;

•	by us, upon 90 days prior written notice to Licensor;

•	by Licensor, upon written notice to us if any of the following events occur:

(i)	our failure to pay Licensor royalty payments within fifteen (15) days after we receive written notice that payment is overdue, provided that there is no good faith dispute over the fees or charges; or

(ii)
our failure to pay the minimum annual royalty payment for any year within fifteen (15) days after we receive written notice that payment is overdue, provided that there is no good faith dispute over the total amount due; or

(iii)
any breach by us of any material term or obligation of the License Agreement if not remedied within thirty (30) days after we receive written notice of such breach, provided that this time will be extended to the extent we have made a good faith effort to resolve any such breach; or

(iv)	we are acquired by another entity and our successor is unwilling to assume our obligations under the License Agreement, or refuses to enter into an Assumption of Obligations Agreement; or

(v)	we cease doing business as a going concern.

Our right to use the Licensed Intellectual Property ceases upon termination of the License Agreement.

In the event intellectual property is developed jointly by us and Licensor (including any development by us using the Licensed Intellectual Property) during the performance of the License Agreement, the ownership of such intellectual property will be determined according to principles of United States patent law. In such event, the parties have agreed to negotiate in good faith towards an intellectual property management agreement to define their respective rights and obligations with respect to legal protection, payment of expenses, licensing and infringement of any intellectual property which is jointly owned by the parties. Any party that does not bear its proportionate share of expenses in securing and maintaining patent protection on jointly owned intellectual property in any particular country or countries will be required to surrender its joint ownership under any resulting patents in such country or countries.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	License Agreement dated as of July 29, 2014 between Peak BioPharma Corp. and Canna-Pet, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS THERAPY CORP.

Dated: August 4, 2014	By:	/s/ Soren Mogelsvang
	Name:	Soren Mogelsvang
	Title:	President and Chief Executive Officer